Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Valion Bio, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share		457(o)		$		$0.0000870	$
Fees to be Paid	Equity	Preferred Stock, $0.0001 par value per share		457(o)				0.0000870
Fees to be Paid	Debt	Debt Securities		457(o)				0.0000870
Fees to be Paid	Other	Warrants		457(o)				0.0000870
Fees to be Paid	Other	Subscription Rights		457(o)				0.0000870
Fees to be Paid	Other	Units		457(o)				0.0000870
Fees to be Paid	Unallocated (Universal) Shelf		(1)	457(o)		$	$100,000,000.00	0.0000870		$8,700.00

Total Offering Amounts:							$100,000,000.00			8,700.00
Total Fees Previously Paid:										0.00
Total Fee Offsets:										8,700.00
Net Fee Due:										$0.00

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Offering Note(s)

(1)	This registration statement (“Registration Statement”) covers the registration of such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) warrants to purchase shares of common stock, shares of preferred stock or debt securities of the registrant, (e) subscription rights to purchase shares of common stock, preferred stock or debt securities of the registrant and (f) units consisting of any of the aforementioned securities, as may be offered and sold from time to time by the registrant. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act. The aggregate maximum offering price of all securities issued by the registrant pursuant to this Registration Statement will not exceed $100,000,000. The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	Valion Bio, Inc.	(1)	S-3	333-269494	02/01/2023		$8,700.00	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$78,947,368.42	$
Fee Offset Sources	Valion Bio, Inc.	(2)	S-3	333-269494		02/01/2023							11,020.00

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	On February 1, 2023, the registrant filed a registration statement on Form S-3 (File No. 333-269494) with the SEC, which was declared effective on February 8, 2023 (the “2023 S-3”), that registered an aggregate of $100,000,000 of an indeterminate number of securities to be offered by the registrant from time to time, which has expired because more than three years have elapsed since the initial effective date of the 2023 S-3 and all offerings thereunder have been completed or terminated. Of the $100,000,000 of securities registered on the 2023 S-3, for which the registrant paid a filing fee of $11,020, $91,791,980 of the securities remain unsold, leaving $10,115.48 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the 2023 S-3). In accordance with Rule 457(p) under the Securities Act, the registrant is using $8,700 of the aforementioned unused filing fees previously paid by the registrant in connection with its filing of the 2023 S-3 to offset the remaining filing fee payable in connection with this Registration Statement, and as a result of such offset, the registrant will have $1,415.48 remaining in unused filing fees available to be applied to future filings of the registrant in connection with its filing of the 2023 S-3.

Offset Note(s):

(2)	See Note 1 above.